For the semi-annual period ended April 30, 2004.
File number 811-08167


SUB-ITEM 77D
Policies With Respect to Security Investment


Dryden Small-Cap Core Equity Fund, Inc.

_______________________________________________________________________

Supplement dated March 12, 2004
to the Prospectus and Statement of Additional Information dated January 30, 2004

The following information supercedes any contrary information contained in the Prospectus or in the statement of additional information (SAI), in particular, the section of the Prospectus entitled
"How to Buy, Sell and Exchange Shares of the Fund," and the section of the SAI entitled "Purchase, Redemption and Pricing of Fund Shares:"

	Effective on March 15, 2004, Class A shares purchased on or after March 15, 2004 will be subject to a maximum initial sales charge of 5.50%. Effective on March 15, 2004, all investors who purchase Class A shares in an amount of $1 million or more and sell these shares within 12 months of purchase are subject to a contingent deferred sales charge (CDSC) of 1%, including investors who purchase their shares through broker-dealers affiliated with Prudential Financial, Inc. The CDSC is waived for certain retirement and/or benefit plans. To reflect these changes, the following sections of the Prospectus are amended as indicated:

The section of the Prospectus entitled "Risk/Return Summary --
Fees and Expenses" is amended with
the following:

	Shareholder Fees1 (paid directly from your investment)

Class A
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)
5.50%
Maximum deferred sales charge (load) (as a percentage of the lower of original purchase price or sale proceeds)
1%2
Maximum sales charge (load) imposed on reinvested dividends and other distributions
None
Redemption fees
None
Exchange fee
None
	1Your broker may charge you a separate or additional fee for purchases and sales of shares.
             2 Investors who purchase $1 million or more of Class A shares and sell these shares within
	  12 months of purchase are subject to a contingent deferred sales charge (CDSC) of 1%.


The section of the Prospectus entitled "Risk/Return Summary --
Fees and Expenses -- Example" is
amended with the following:

	This example will help you compare the fees and expenses of Class A shares of the Fund with the other share classes of the Fund and compare the cost of investing in Class A shares of the Fund with the cost of investing in other mutual funds.

	The example assumes that you invest $10,000 in the Fund's Class A shares for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same, except for any contractual distribution and service (12b-1) fee waivers and overall expense limitations that may be in effect. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



1 YR
3 YRS
5 YRS
10 YRS
Class A shares
$ 687
$ 975
$1,284
$2,158


The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund -- Step 2:
Choose a Share Class" is amended with the following:

Step 2:  Choose a Share Class

Individual investors can choose among Class A, Class B, Class C and Class Z shares of the Fund, although Class Z shares are available only to a limited group of investors.

	Multiple share classes let you choose a cost structure that meets your needs:

*	Class A shares purchased in amounts of less than $1 million
require you to pay a sales
charge at the time of purchase, but the operating expenses of
Class A shares are lower
than the operating expenses of Class B and Class C shares. Investors who purchase $1 million or more of Class A shares and sell these shares within
12 months of purchase are
subject to a CDSC of 1%.
*	Class B shares do not require you to pay a sales charge
at the time of purchase, but do
require you to pay a sales charge if you sell your shares within six years (that is why it is called a CDSC).  The operating expenses of Class B shares are higher than the
operating expenses of Class A shares.
*	Class C shares do not require you to pay a sales charge
at the time of purchase, but do
require you to pay a sales charge if you sell your shares within 12 months of purchase.
The operating expenses of Class C shares are higher than the operating expenses of Class
A shares.

When choosing a share class, you should consider the following factors:

*	The amount of your investment and any previous or planned
future investments, which may
qualify you for reduced sales charges for Class A shares under

Rights of Accumulation or
a Letter of Intent.
*	The length of time you expect to hold the shares and
the impact of varying distribution
fees. Over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. For this reason, Class C shares may not be appropriate for investors who plan to hold their shares for more than 4 years.
*	The different sales charges that apply to each share
class -- Class A's front-end sales
charge vs. Class B's CDSC vs. Class C's low CDSC.
*	The fact that Class B shares automatically convert to
Class A shares approximately seven
years after purchase.
*	Class B shares purchased in amounts greater than
$100,000 are generally less
advantageous than purchasing Class A shares.  Effective on
or about April 12, 2004,
purchase orders for Class B shares exceeding these amounts
generally will not be
accepted.
*	Class C shares purchased in amounts greater than
$1 million are generally less
advantageous than purchasing Class A shares.  Effective on
or about April 12, 2004,
purchase orders for Class C shares above these amounts generally will not be accepted.
*	Because Class Z shares have lower operating expenses
than Class A, Class B or Class C
shares, you should consider whether you are eligible to purchase Class Z shares.

See "How to Sell Your Shares" for a description of the impact of CDSCs.

Some investors purchase or sell shares of the Fund through financial intermediaries and broker-dealers who maintain omnibus accounts that aggregate the orders of multiple investors and forward the aggregate orders to the Fund. Although the Fund is unable to monitor or enforce the above limitations for underlying shareholders submitting orders through omnibus accounts, the Fund has advised the financial intermediaries and broker-dealers who maintain such accounts of these limitations.


	The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund -- Share
Class Comparison" is amended with the following:



	Class A
	Minimum purchase amount1
	$1,000
	Minimum amount for subsequent purchases1
	$100
	Maximum initial sales charge
	5.50% of the public
offering price
	Contingent Deferred Sales Charge (CDSC)2
	1%3
	Annual distribution and service (12b-1) fees shown as a percentage of average net assets4
	.30 of 1%
	1The minimum investment requirements do not apply to certain retirement and employee savings plans and custodial accounts for minors. The minimum initial and subsequent investment for purchases made through the Automatic Investment Plan is $50. For more information, see "Step 4: Additional Shareholder Services-- Automatic Investment Plan."
	2 For more information about the CDSC and how it is calculated, see "How to Sell Your
Shares--Contingent Deferred Sales Charge (CDSC)."
	3Investors who purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase are subject to a CDSC of 1%.
             	   4These distribution and service fees are paid from the Fund's assets on a continuous basis.
	  The service fee for Class A, Class B and Class C shares is .25 of 1%. The distribution fee for Class A shares is limited to .30 of 1% (including the .25 of 1% service fee) and is .75 of 1% for each of Class B and Class C shares. For the fiscal year ending October
31, 2004, the Distributor of the Fund has voluntarily agreed to reduce its distribution and service (12b-1) fees for Class A shares to .25 of 1% of the average daily net assets of the Class A shares. This fee reduction may be discontinued partially or completely at any time.


Please consult your prospectus for footnotes not listed in the above tables.

The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund --
Reducing or Waiving Class A's Initial Sales Charge--Increase the Amount of Your Investment" is amended with the following:


	AMOUNT OF PURCHASE
	SALES CHARGE AS % OF
OFFERING PRICE
	SALES CHARGE AS % OF
AMOUNT INVESTED
	DEALER ALLOWANCE
	Less than $25,000
	5.50%
	5.82%
	5.00%
	$25,000 to $49,999
	5.00%
	5.26%
	4.50%
	$50,000 to $99,999
	4.50%
	4.71%
	4.00%
	$100,000 to $249,999
	3.75%
	3.90%
	3.25%
	$250,000 to $499,999
	2.75%
	2.83%
	2.50%
	$500,000 to $999,999
	2.00%
	2.04%
	1.75%
	$1 million to $4,999,999*
	None
	None
	1.00%**
	*If you invest $1 million or more, you can buy only
Class A shares, unless you qualify to buy Class
Z shares. If you purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase, you will be subject to a 1% CDSC.
	**For investments of $5 million to $9,999,999, the dealer allowance is 0.50%. For investments of $10 million and over, the dealer allowance is 0.25%.

		Note: Effective on or about April 12, 2004, the value of shares held in the American
		Skandia Advisor Funds will be included for purposes of determining Rights of
		Accumulation and Letters of Intent.

	MF176C1










	JennisonDryden Mutual Funds
	Strategic Partners Mutual Funds

	Supplement dated March 24, 2004

	The following information replaces the indicated subsections of the section of the Statement of Additional
Information (SAI) entitled "Purchase, Redemption and Pricing of
Fund Shares -- Reduction and Waiver of
Initial Sales Charge--Class A Shares":


Reduction and Waiver of Initial Sales Charge--Class A Shares

         	Benefit Plans. Certain group retirement and savings plans may purchase Class A
	shares without the initial sales charge if they meet the required minimum for amount of assets, average account balance or number of eligible employees. For more information about these requirements, call Prudential at (800) 353-2847.

	Other Waivers. In addition, Class A shares may be purchased at NAV, without the initial sales charge, through the Distributor or Transfer Agent, by:

*	officers of the JennisonDryden and Strategic Partners
mutual funds (including the Fund),
*	employees of the Distributor, PI and certain of their
subsidiaries and members of the
families of such persons who maintain an "employee related"
account at the Transfer
Agent,
*	employees of subadvisers of the JennisonDryden and
Strategic Partners mutual funds,
provided that purchases at NAV are permitted by such person's employer,
*	Prudential, employees and special agents of Prudential
and certain of its subsidiaries
and all persons who have retired directly active service with
Prudential or one of its
subsidiaries,
*	members of the Board of Directors of Prudential,
*	real estate brokers, agents and employees of real estate
brokerage companies affiliated
with The Prudential Real Estate Affiliates who maintain an account at Pruco or with the
Transfer Agent,
*	registered representatives and employees of brokers who
have entered into a selected
deal agreement with the Distributor, provided that purchases at
NAV are permitted by
such person's employer,
*	investors in individual retirement accounts (IRAs),
provided that the purchase is made
with the proceeds of a tax-free rollover of assets from a
Benefit Plan for which
Prudential provides administrative or recordkeeping services and further provided that
such purchase is made within 60 days of receipt of the Benefit
Plan distribution,
*	orders placed by broker-dealers, investment advisers or
financial planners who have
entered into an agreement with the Distributor, who place trades for their own accounts
or the accounts of their clients and who charge a management consulting or other fee for
their services (for example, mutual fund "wrap" or asset
allocation programs), and
*	orders placed by clients of broker-dealers, investment
advisers or financial planners
who place trades for customer accounts if the accounts are linked to the master account of such broker-dealer, investment adviser or financial planner and the broker-dealer, investment adviser or financial planner charges its clients a separate fee for its services (for example, mutual fund "supermarket programs").

Broker-dealers, investment advisers or financial planners sponsoring fee-based programs
(such as mutual fund "wrap" or asset allocation programs and mutual fund "supermarket" programs) may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.

For an investor to obtain any reduction or waiver of the initial sales charge, at the time of the sale either the Transfer Agent must be notified directly by the investor or the
Distributor must be notified by the dealer facilitating the transaction that the sale qualifies for the reduced or waived sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charge is imposed upon Class
A shares acquired upon the reinvestment of dividends and distributions.

Letters of Intent. Reduced sales charges are available to investors (or an eligible group of investors) who enter into a written letter of intent providing for the investment, within a thirteen-month period, of a specified dollar amount in the Fund or other
JennisonDryden or Strategic Partners mutual funds. Retirement and group plans no longer qualify to purchase Class A shares at NAV by entering into a letter of intent.

For purposes of the letter of intent, all shares of a Fund and shares of other
JennisonDryden and Strategic Partners mutual funds (excluding money market funds other than those acquired pursuant to the exchange privilege) which were previously purchased and are still owned are also included in determining the applicable reduction. However, the value of shares held directly with the Transfer Agent and through your broker will not be aggregated to determine the reduced sales charge.

A letter of intent permits an investor to establish a total investment goal to be achieved by any number of investments over a thirteen-month period.
Each investment made during the
period will receive the reduced sales charge applicable to the amount represented by the goal, as if it were a single investment. Escrowed Class A shares totaling 5% of the dollar amount of the letter of intent will be held by the Transfer
Agent in the name of the
investor. The effective date of a letter of intent may be back-dated up to 90 days, in order that any investments made during this 90-day period, valued at the investor's cost, can be applied to fulfillment of the letter of intent goal.

A letter of intent does not obligate the investor to purchase, nor the Fund to sell, the indicated amount. In the event the letter of intent goal is not satisfied within the thirteen-month period, the investor is required to pay the difference between the sales charge otherwise applicable to the purchases made during this period and sales charges actually paid. Such payment may be made directly to the Distributor or, if not paid, the Distributor will redeem sufficient escrowed shares to obtain such difference. Investors electing to purchase shares of the Fund pursuant to a letter of intent should carefully read such letter.

The Distributor must be notified at the time of purchase that the investor is entitled to a reduced sales charge. The reduced sales charge will be granted subject to confirmation of the investor?s holdings.

The following information replaces the section of the SAI entitled "Purchase, Redemption and Pricing of Fund Shares -- Rights of Accumulation":

Reduced sales charges are also available through Rights of Accumulation, under which an investor or an eligible group of related investors, as described above under ?Combined
Purchase and Cumulative Purchase Privilege,? may aggregate the value of their existing holdings of shares of the Fund and shares of other JennisonDryden and Strategic Partners mutual funds (excluding money market funds other than those acquired pursuant to the exchange privilege) to determine the reduced sales charge. However, the value of shares held directly with the Transfer Agent and through your broker will not be aggregated to determine the reduced sales charge. The value of existing holdings for purposes of determining the reduced sales charge is calculated using the maximum offering price (NAV plus maximum sales charge) as of the previous business day.
The Distributor, your broker or
the Transfer Agent must be notified at the time of purchase that the investor is entitled to a reduced sales charge. Reduced sales charges will be granted subject to confirmation of the investor?s holdings.


	Listed below are the names of the JennisonDryden and Strategic Partners Mutual Funds and the dates of the SAIs to which this Supplement relates.

Name of Fund				SAI Date

Dryden Government Income Fund, Inc. 	May 1, 2003
Dryden Municipal Bond Fund	      June 30, 2003
	High Income Series
	Insured Series
Dryden California Municipal Fund   October 31, 2003
	California Series
	California Income Series
	California Money Market Series
Dryden Municipal Series Fund	   October 31, 2003
	Florida Series
	New Jersey Series
	New Jersey Money Market Series
	New York Series
	New York Money Market Series
	Pennsylvania Series
Dryden Short-Term Bond Fund, Inc. February 19, 2003
	Dryden Short-Term Corporate Bond Fund
	Dryden Ultra-Short Bond Fund
Dryden Index Series Fund	  November 25, 2003
	Dryden Stock Index Fund
Dryden Tax-Managed Funds	   January 30, 2004
         Dryden Large-Cap Core Equity Fund, Inc.
Dryden Small-Cap Core Equity Fund, Inc. January 30, 2004
Jennison 20/20 Focus Fund		  March 31, 2003
Jennison Natural Resources Fund, Inc. 	    May 31, 2003
Jennison Sector Funds, Inc. 		February 2, 2004
	Jennison Health Sciences Fund
	Jennison Financial Services Fund
	Jennison Technology Fund
	Jennison Utility Fund
Jennison Small Company Fund, Inc.      November 26, 2003
Jennison U.S. Emerging Growth Fund, Inc. February 2, 2004
Jennison Value Fund			 January 30, 2004
The Prudential Investment Portfolios, Inc.
         Jennison Equity Opportunity Fund December 3, 2003
	Jennison Growth Fund			December 3, 2003
	Dryden Active Allocation Fund		December 3, 2003
	JennisonDryden Conservative Allocation Fund February 17, 2004
	JennisonDryden Moderate Allocation Fund	    February 17, 2004
	JennisonDryden Growth Allocation Fund	    February 17, 2004
Prudential World Fund, Inc. 			     January 29, 2004
	Dryden International Equity Fund
	Jennison Global Growth Fund
	Strategic Partners International Value Fund
Strategic Partners Real Estate Securities Fund		 May 28, 2003
Strategic Partners Asset Allocation Funds	      October 2, 2003
	Strategic Partners Conservative Growth Fund
	Strategic Partners Moderate Growth Fund
	Strategic Partners High Growth Fund
Strategic Partners Style Specific Funds		      October 2, 2003
	Strategic Partners Large Cap Growth Fund
	Strategic Partners Large Cap Value Fund
	Strategic Partners Small Cap Growth Fund
	Strategic Partners Small Cap Value Fund
	Strategic Partners Total Return Bond Fund
Strategic Partners Opportunity Funds		       April 30, 2003
	Strategic Partners Focused Growth Fund
	Strategic Partners New Era Growth Fund
	Strategic Partners Focused Value Fund
	Strategic Partners Mid Cap Value Fund

MF2004C2






































JennisonDryden Mutual Funds
Strategic Partners Mutual Funds

Supplement dated April 12, 2004

The following information replaces the applicable portions of the section of the Statement of Additional
Information (SAI) entitled "Purchase, Redemption and Pricing of
Fund Shares -- Waiver of the Contingent
Deferred Sales Charge--Class B Shares":

	The Contingent Deferred Sales Charge (CDSC) will be waived in the case of a total or partial redemption in connection with certain distributions under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b) custodial account.
For more information, call Prudential at
(800) 353-2847.

	For distributions from an IRA or 403(b) Custodial Account, the shareholder must submit a copy of the distribution form from the custodial firm indicating
(i) the date of birth of the shareholder and
(ii) that the shareholder is over age 70 1/2.
The distribution form must be signed by the shareholder.


	Listed below are the names of the JennisonDryden and Strategic Partners Mutual Funds and the dates of the SAIs to which this Supplement relates.

Name of Fund					SAI Date

Dryden Government Income Fund, Inc. 	May 1, 2003
Dryden Municipal Bond Fund		June 30, 2003
	High Income Series
	Insured Series
Dryden California Municipal Fund	October 31, 2003
	California Series
	California Income Series
Dryden Municipal Series Fund	        October 31, 2003
	Florida Series
	New Jersey Series
	New York Series
	Pennsylvania Series
Dryden Global Total Return Fund, Inc. 	March 1, 2004
Dryden High Yield Fund, Inc. 		February 27, 2004
Dryden National Municipals Fund, Inc. 	February 27, 2004
Dryden Total Return Bond Fund, Inc. 	February 27, 2004
Dryden Short-Term Bond Fund, Inc. 	February 19, 2003
	Dryden Short-Term Corporate Bond Fund
	Dryden Ultra-Short Bond Fund
Dryden Index Series Fund		November 25, 2003
	Dryden Stock Index Fund
Dryden Tax-Managed Funds		January 30, 2004
         Dryden Large-Cap Core Equity Fund, Inc.
Dryden Small-Cap Core Equity Fund, Inc. January 30, 2004
Jennison 20/20 Focus Fund		March 31, 2003
Jennison Natural Resources Fund, Inc. 	May 31, 2003
Jennison Sector Funds, Inc. 		February 2, 2004
	Jennison Health Sciences Fund
	Jennison Financial Services Fund
	Jennison Technology Fund
	Jennison Utility Fund
Jennison Small Company Fund, Inc. 	November 26, 2003
Jennison U.S. Emerging Growth Fund, Inc. February 2, 2004
Jennison Value Fund			January 30, 2004
The Prudential Investment Portfolios, Inc.
         Jennison Equity Opportunity Fund	December 3, 2003
	Jennison Growth Fund		        December 3, 2003
	Dryden Active Allocation Fund		December 3, 2003
	JennisonDryden Conservative Allocation Fund February 17, 2004
	JennisonDryden Moderate Allocation Fund	    February 17, 2004
	JennisonDryden Growth Allocation Fund	    February 17, 2004
Prudential World Fund, Inc. 			     January 29, 2004
	Dryden International Equity Fund
	Jennison Global Growth Fund
	Strategic Partners International Value Fund
Strategic Partners Real Estate Securities Fund		May 28, 2003
Strategic Partners Asset Allocation Funds		October 2, 2003
	Strategic Partners Conservative Growth Fund
	Strategic Partners Moderate Growth Fund
	Strategic Partners High Growth Fund
Strategic Partners Style Specific Funds		      October 2, 2003
	Strategic Partners Large Cap Growth Fund
	Strategic Partners Large Cap Value Fund
	Strategic Partners Small Cap Growth Fund
	Strategic Partners Small Cap Value Fund
	Strategic Partners Total Return Bond Fund
Strategic Partners Opportunity Funds			April 30, 2003
	Strategic Partners Focused Growth Fund
	Strategic Partners New Era Growth Fund
	Strategic Partners Focused Value Fund
	Strategic Partners Mid Cap Value Fund

MF2004C3

7